                                                                    EXHIBIT 99.6

                               GUARANTY AGREEMENT

       This Guaranty Agreement is made and delivered as of this 2nd day of January, 2003, by Hispanic Broadcasting Corporation ("Guarantor") in favor of Big City Radio, Inc. and Big City Radio-CHI, L.L.C. (collectively, "Seller").

       WHEREAS, Seller has entered into an Asset Purchase Agreement, dated as of even date herewith (the "Asset Purchase Agreement"), with HBC Illinois, Inc. ("Purchaser"); and

       WHEREAS, Guarantor is the parent corporation of Purchaser and desires that Seller execute the Asset Purchase Agreement.

       NOW, THEREFORE, for value received, Guarantor hereby agrees as follows:

       1. Guarantor irrevocably and unconditionally guarantees to Seller the prompt performance and payment when due of all of Purchaser's obligations under the Asset Purchase Agreement (the "Obligations"), including but not limited to the payment of the purchase price thereunder and the remedy of specific performance set forth therein.

       2. The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall remain in full force and effect until the Obligations shall have been satisfied in full, it being the express purpose and intent of Guarantor that its obligations hereunder shall not be discharged except by payment, performance, discharge or other satisfaction in full of all of Guarantor's obligations hereunder. Such obligations shall not be in any manner whatsoever affected, modified or impaired by the happening from time to time of any assignment of Purchaser's obligations to a third party or any event or action that would, in the absence of this clause, result in the release or discharge of Guarantor, by operation of law or otherwise, from the performance of observance of any obligation, covenant or agreement contained in this Guaranty, or the default or failure of Guarantor to perform fully any obligations set forth in this Guaranty.

       3. Guarantor waives diligence, presentment, protest, notice, demand, dishonor and notice of dishonor and any other defenses available to it hereunder as a surety and agrees to be bound to the Obligations as fully as if it were a co-obligor. The parties to the Asset Purchase Agreement may enter into any amendment, waiver or modification of the Asset Purchase Agreement, whether or not such amendment, waiver or modification would in any way increase or decrease the extent of Guarantor's obligations hereunder, without notice to or consent of Guarantor and without thereby releasing Guarantor hereunder or incurring any liability to Guarantor.

       4. No failure or delay or lack of demand, notice or diligence in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty.

       5. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance and not of collection. Seller need not exhaust or pursue any remedy or take any action in respect of the default of any obligation guaranteed hereby prior to or as a condition to proceeding directly under this Guaranty against Guarantor.

       6. Guarantor represents and warrants to Seller that it has the corporate power and authority to enter into this Guaranty, that all corporate and governmental approvals needed by it to enter into and to perform this Guaranty have been secured or obtained, and that this Guaranty is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, and that the execution of this Guaranty does not conflict with any agreement, undertaking, or instrument to which it is party. The undersigned represents that he or she is fully authorized to execute and deliver this Guaranty on behalf of Guarantor.

       7. Guarantor agrees that the obligation of Guarantor as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Purchaser or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

       8. Guarantor agrees that its obligations hereunder are irrevocable, are joint and several, and are independent of the obligations of Purchaser; that a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against Purchaser or whether Purchaser is joined in any such action or actions; and that Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.

       9. Guarantor agrees to pay all costs, expenses and fees which may be incurred by Seller in enforcing this Guaranty or in protecting the rights of Seller following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

       10. This Guaranty is and shall be in every particular available to the successors and assigns of Seller and is and shall always be fully binding upon the successors and assigns of Guarantor, provided that Guarantor shall not assign any of its rights or obligations hereunder without the written consent of Seller.

       11. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

                                       2

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       IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.


                                            HISPANIC BROADCASTING
                                            CORPORATION


                                            By:    /s/ Jeffrey T. Hinson
                                               --------------------------------
                                            Name:  Jeffrey T. Hinson
                                                 ------------------------------
                                            Title: Senior Vice President and
                                                  -----------------------------
                                                   Chief Financial Officer
                                                  -----------------------------

Accepted:

BIG CITY RADIO, INC.


By:    /s/ Paul R. Thomson
   --------------------------------
Name:  Paul R. Thomson
     ------------------------------
Title: Vice President and
      -----------------------------
       Chief Financial Officer
      -----------------------------


BIG CITY RADIO-CHI, L.L.C.


By:    /s/ Paul R. Thomson
   --------------------------------
Name:  Paul R. Thomson
     ------------------------------
Title: Vice President and
      -----------------------------
       Chief Financial Officer
      -----------------------------